Exhibit 10.3
WAIVER, CONSENT AND AMENDMENT
     This WAIVER, CONSENT AND AMENDMENT (this “Agreement”) is made and entered into as of the 3rd day of March, 2006 by and among CanArgo Energy Corporation, a Delaware corporation (the “Company”), and the individuals and entities who or which are signatories hereto (hereby referred to as a “Senior Noteholder” and collectively as the “Senior Noteholders.”)
     WHEREAS, the Company and certain individuals propose to enter into a Note and Warrant Purchase Agreement (the “Note and Warrant Purchase Agreement”) pursuant to which the Company shall issue up to $13,000,000 in convertible promissory notes (the “Subordinated Notes”) on the Closing Date (as defined in the Note and Warrant Purchase Agreement) and warrants to purchase up to 13 million shares, at an exercise price of $1.37 per share, subject to adjustment, of the Company’s common stock, par value $.10 per share, on the Closing Date, expiring on the second anniversary of the Closing Date (the “Warrants,” and together with the Subordinated Notes, the “Subordinated Offering”) thereafter and in accordance with the terms thereof; and
     WHEREAS, the principal amount of each Subordinated Note shall be from time to time in whole or in part convertible at the option of the holder thereof into shares of the Company’s common stock at a price per share equal to US$1.37 per share, as such price may be adjusted pursuant to the terms of the Note and Warrant Purchase Agreement; and
     WHEREAS, the Senior Noteholders have certain rights (the “Senior Noteholder Rights”) under that Note Purchase Agreement dated July 25, 2005 by and among the Company and the Senior Noteholders signatory thereto (the “Senior Note Purchase Agreement”) and the ancillary documents associated therewith, which rights may include, without limitation, (i) anti-dilution rights and protections, and preemptive and notice rights with respect to certain issuances of securities by the Company, (ii) rights in connection with negative covenants provided by the Company in Section 11 of the Senior Note Purchase Agreement and (ii) other rights as described therein; and
     WHEREAS, each of the Senior Noteholders desires to waive certain of the Senior Noteholder Rights that it may have in connection with the Note and Warrant Purchase Agreement and the transactions contemplated thereby and to amend certain provisions of the Senior Note Purchase Agreement;
     NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency or which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:
     1. Definitions. Capitalized terms used herein but not otherwise defined have the meanings assigned to them in the Senior Note Purchase Agreement.
     2. Consent and Waivers. Notwithstanding the provisions of any Loan Document, in accordance with Section 18 of the Senior Note Purchase Agreement the

Senior Noteholders hereby irrevocably and unconditionally consent to, and waive any rights they may have under the Senior Note Purchase Agreement or any other Loan Documents in connection with, (i) the sale and issuance of the Subordinated Notes and the Warrants pursuant to the terms and provisions of the Note and Warrant Purchase Agreement, including, without limitation, (x) a waiver of the negative covenants set forth in Section 11.9 of the Senior Note Purchase Agreement and (y) consent to the Subsidiary Guaranty (as defined in the Note and Warrant Purchase Agreement) to be entered into in connection with the Subordinated Offering, (ii) the amendment or termination of the Company’s or any of the Subsidiaries’ interests in the Production Sharing Contract dated May 2001 among the State Agency of Georgia, Georgian Oil and National Petroleum Limited (the “Samgori PSC”), a Basic Document as defined in the Senior Note Purchase Agreement, including without limitation, a waiver of the negative covenants set forth in Section 11.10 of the Senior Note Purchase Agreement and (iii) an increase in the authorized capital stock of the Company to 380 million shares of which 375 million shares shall constitute Common Stock and 5 million shares shall constitute preferred stock. The waivers granted in this Section 2 only apply to the matters described in clause (i), (ii) and (iii) above, and do not constitute a waiver of, or consent to, any other provisions of the Loan Documents.
     3. Amendment. The Senior Note Purchase Agreement is hereby amended in accordance with Section 18 of the Senior Note Purchase Agreement by:
     (i) deleting clause (b) of the definition of Indebtedness (as set forth on Schedule B to the Senior Note Purchase Agreement) and replacing it with the following:
     “(b) its liabilities for the deferred purchase price of property acquired by such Person (excluding (i) accounts payable arising in the ordinary course of business but including all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property and (ii) where such deferred purchase price is in the form of equity);” and
     (ii) deleting the Samgori PSC from Schedule 6.19 to the Senior Note Purchase Agreement.
     4. Effect on Loan Documents. This Agreement is limited to the specific purpose for which it is granted and, except as specifically set forth above, (a) shall not be construed as a consent, waiver or other modification with respect to any term, condition or other provision of any Loan Document and (b) each of the Loan Documents shall remain in full force and effect and are each hereby ratified and confirmed.
     5. Miscellaneous.
     (a) Successors and Assigns. This Agreement shall be binding on and shall inure to the benefit of the Company and the Senior Noteholders and their respective successors and assigns; provided that the Company may not assign its rights hereunder

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without the prior written consent of the Company and the Required Holders. There shall be no third party beneficiaries of any of the terms and provisions of this Agreement.
     (b) Entire Agreement. This Agreement, including all documents attached hereto, incorporated by reference herein or delivered in connection herewith, constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all other understandings, oral or written, with respect to the subject matter hereof.
     (c) Severability. Whenever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.
     (d) Counterparts. This Agreement may be executed in any number of            counterparts and by the different parties on separate counterparts, and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.
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     IN WITNESS WHEREOF, this Waiver Agreement has been executed by the parties hereto or by their representatives, thereunto duly authorized, as of the day and year first above written.

CANARGO ENERGY CORPORATION

By:

Name:

Title:

SENIOR NOTEHOLDERS:

INGALLS & SNYDER VALUE PARTNERS L.P.

By:

Name:

Title:

By:

Name:

Title: